UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2015

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800

(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2015, McGrath RentCorp (the “Company”) issued and sold to Prudential Investment Management, Inc., Prudential Retirement Insurance and Annuity Company, The Lincoln National Life Insurance Company, Farmers New World Life Insurance Company and Physicians Mutual Insurance Company (collectively, the “Purchasers”) $60 million in aggregate principal amount of its 3.84% Series C Senior Notes (the “Notes”) pursuant to the terms of the Note Purchase and Private Shelf Agreement (the “2011 Agreement”), dated April 21, 2011, between the Company and the Purchasers, as amended as of March 17, 2014 by the Amendment to the Note Purchase and Private Shelf Agreement (the “Amendment”, and collectively with the 2011 Agreement, the “Agreement”). The Notes are an unsecured obligation of the Company. The Notes bear interest at a rate of 3.84% per annum and mature on November 5, 2022. Interest on the Notes is payable semi-annually beginning on May 5, 2016 and continuing thereafter on November 5 and May 5 of each year until maturity. The Company may at any time prepay all or any portion of the Notes; provided that such portion is at least $5,000,000. In the event of a prepayment, the Company will pay an amount equal to 100% of the principal amount so prepaid, plus a make-whole amount. The full net proceeds from the Notes will be used to reduce the outstanding balance on the Company’s revolving credit line.

Pursuant to the terms of the Agreement, the Company has agreed to customary affirmative and negative covenants for as long as the Notes are outstanding, including, subject to certain exceptions and qualifications, among other things, (i) a minimum net worth; (ii) a maximum leverage ratio; and (iii) a minimum fixed charge coverage ratio.

The Notes are also subject to customary events of default, including without limitation, (i) failure to make payments on principal or premium, if any, upon maturity; (ii) failure to pay interest within five business days after the same becomes due and payable; (iii) breaches of certain covenants and agreements; (iv) cross default to payment defaults, including by reason of acceleration, on certain other indebtedness in excess of $10 million; (v) certain events of bankruptcy and insolvency, and (vi) failure to pay judgments in excess of $10 million within a specified period.

The 2011 Agreement (including the form of shelf note included therein) was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (“Form 8-K”), filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2011, and the Amendment was filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the SEC on March 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: November 5, 2015
By: /s/ Keith E. Pratt
Keith E. Pratt
Senior Vice President and Chief Financial Officer